Exhibit 8.2

Elite Education Group International Limited	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/FYC/178334.00001

3 March 2021

Dear Sirs

Elite Education Group International Limited (the Company)

We have acted as British Virgin Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Act) on December 15, 2020. The Registration Statement relates to the proposed offering (the Offering) of:

(i)	750,000 units (the Units) of securities of the Company, with each Unit consisting of (a) one share with a par value US$0.016 per share of the Company (the Ordinary Shares), (b) one Series A warrant to purchase one Ordinary Share (the Series A Warrants), and (c) one Series B warrant to purchase one Ordinary Share (the Series B Warrants, and collectively, with the Series A Warrants, the Warrants);

(ii)	up to 112,500 additional Ordinary Shares (the Over-allotment Shares) and/or Series A Warrants to purchase up to an aggregate of 112,500 Ordinary Shares and Series B Warrants to purchase up to an aggregate of 112,500 Ordinary Shares (the Over-allotment Warrants), in any combinations thereof, for 45 days after the date thereof to the underwriter to cover over-allotments (the Over-allotment Option); and

(iii)	underwriters’ warrants to purchase up to 10% of the Ordinary Shares sold in the Offering, exercisable for a period of five years from commencement of the sale of the Offering (the Underwriters’ Warrants).

The Ordinary Shares issued under the Registration Statement (including the Over-allotment Shares), and the Ordinary Shares issuable under the Warrants, the Over-allotment Warrants and Underwriters’ Warrants are referred to herein collectively as the Offering Shares.

The Offering Shares, the Warrants, the Over-allotment Warrants and the Underwriters’ Warrants are referred to herein collectively as the Securities. The Securities are being sold to the several underwriters named in, and pursuant to, an underwriting agreement to be entered by and among the Company and such underwriters (the Underwriting Agreement).

Ogier British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg practitioners Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape Justin Davis James Bergstrom Marcus Leese

1	Documents examined

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and reviewed all documents necessary for the purpose of rendering the below opinion.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(d)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any Security and none of the Securities have been offered or issued to residents of the British Virgin Islands; and

(e)	there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinion

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, the statements contained in the section headed “British Virgin Islands Taxation”, in so far as they purport to summarise the laws or regulations of the British Virgin Islands, constitute our legal opinion of the matters referred to therein.

4	Limitations and Qualifications

4.1	We offer no opinion as to any laws other than the laws of the British Virgin Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement as to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the British Virgin Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the British Virgin Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific British Virgin Islands legislation is a reference to that legislation as amended to the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the Rules and Regulations of the Securities and Exchange Commission.

This opinion is given under Item 601 of Regulation S-K as our opinion regarding tax matters. All such statements are based upon laws and relevant interpretations thereof in effect as of the date of the Registration Statement, all of which are subject to change.

Yours faithfully

Ogier